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                                                                    EXHIBIT 15.2


                     Independent Accountants' Review Report




The Board of Directors
The Nuevo Congo Company and
  Walter International Congo, Inc.
(formerly Amoco Congo Exploration and
  Petroleum Companies):


We have reviewed the accompanying combined balance sheet of Amoco Congo Exploration and Petroleum Companies (Amoco Congo) as of January 31, 1995, and the related combined statements of operations, stockholder's equity, and cash flows for the month then ended. These combined financial statements are the responsibility of the Companies' management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly we do not express such an opinion.

Based on our review we are not aware of any material modifications that should be made to the combined financial statements referred to above for them to be in conformity with generally accepted accounting principles.


                            KPMG Peat Marwick LLP


Houston, Texas
October 17, 1995
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                                                                    EXHIBIT 15.2





CMS NOMECO Oil & Gas Co.
Jackson, Michigan

Re: Registration Statement No. 33-63693

Ladies and Gentlemen:

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated October 17, 1995 related to our review of the combined interim financial information of Amoco Congo Exploration and Petroleum Companies.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                        Very truly yours,



                                        KPMG Peat Marwick LLP


Houston, Texas
February 1, 1996.